EXHIBIT 23-a

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2/A (Amendment No. 3) of our report dated April 10, 2004, except for Note 19 as to which the date is August 5, 2004, relating to the consolidated financial statements of Headliners Entertainment Group, Inc. and Subsidiaries and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                 /s/ Rosenberg Rich Baker Berman & Company
                                 -----------------------------------------
                                 Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
January 26, 2005